FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate, Amendment or Withdrawal of Designation

NRS 78.1955, 78.1955(6)

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☒ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity: Dragonfly Energy Holdings Corp. Entity or Nevada Business Identification Number (NVID): NV20232731389
2. Effective date and time:	For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed)
3. Class or series of stock: (Certificate of Designation only)	The class or series of stock being designated within this filing:
4. Information for amendment of class or series of stock:	The original class or series of stock being amended within this filing:
5. Amendment of class or series of stock:	☐ Certificate of Amendment to Designation- Before Issuance of Class or Series As of the date of this certificate no shares of the class or series of stock have been issued. ☐ Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation.
6. Resolution: Certificate of Designation and Amendment to Designation only)	By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*
7. Withdrawal:	Designation being Withdrawn: Series A Convertible Preferred Stock Date of Designation: 02/26/2025 No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * See attached.
8. Signature: (Required)	X Signed by: Denis Phares 957AA00F247C4A9... Signature of Officer Date: 6/5/2026

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

UNANIMOUS WRITTEN CONSENT

OF

THE BOARD OF DIRECTORS

OF

DRAGONFLY ENERGY HOLDINGS CORP.

June 5, 2026

The undersigned, constituting all of the members of the Board of Directors (the "Board") of Dragonfly Energy Holdings Corp., a Nevada corporation (the "Company"), acting by written consent as permitted by Section 78.315 of Chapter 78 of the Nevada Revised Statutes (the "NRS") and by Section 3.10 of the Bylaws of the Company, hereby consent to the adoption of the following resolutions and to the taking of any and all actions contemplated herein or hereby:

WITHDRAWAL OF SERIES A CERTIFICATE OF DESIGNATION

WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series A Convertible Preferred Stock of the Company (the "Certificate of Designation") filed with the Secretary of State of the State of Nevada on February 26, 2025, the Company authorized the issuance of a series of preferred stock designated Series A Convertible Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") and established the rights, privileges, preferences, and restriction thereof; and

WHEREAS, as of the date hereof, no shares of such Series A Preferred Stock are outstanding and no shares of such Series A Preferred Stock will be issued subject to said Certificate of Designation.

NOW, THEREFORE, BE IT:

RESOLVED, that the Board authorizes the withdrawal of the Certificate of Designation, filed with the Nevada Secretary of State on February 26, 2025; and be it further

RESOLVED, that the Authorized Officers (as defined below) or any one or more of them, are hereby authorized, in the name and on behalf of the Company, to submit the withdrawal of the Certificate of Designation with the Nevada Secretary of State certifying that the Certificate of Designation is hereby withdrawn.

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, Article II of the Company's Articles of Incorporation, as currently in effect, designates the General Counsel of the Company as the registered agent and provides that the Company's registered office in the State of Nevada is located at 1190 Trademark Drive #108, Reno, Nevada 89521; and

WHEREAS, the Board deems it advisable and in the best interests of the Company to amend the Articles of Incorporation to change the Company's registered agent and the address of its registered office.

NOW, THEREFORE, BE IT:

RESOLVED, that the Articles of Incorporation of the Company be, and hereby are, amended to designate Jamie K. Tract as the Company's registered agent, with a business address of 50 West Liberty Street, Suite 750, Reno, Nevada 89501, and to change the address of the Company' registered office to 12915 Old Virginia Road, Reno, Nevada 89521; and be it further

RESOLVED, that the Authorized Officers or any one or more of them, are hereby authorized, in the name and on behalf of the Company, to submit a Certificate of Amendment to the Articles of Incorporation with the Nevada Secretary of State, reflecting the change of the Company's registered agent and registered office address as set forth above; and be it further

GENERAL

RESOLVED, that each of the Chief Executive Officer, the Chief Financial Officer, the President, and the Secretary of the Company (each, an "Authorized Officer"), and such other persons as any of them may authorize to act on their behalf, be and each of them individually hereby is, authorized, empowered and directed in the name and on behalf of the Company to do or cause to be done all such other acts or things as they, or any of them, deem necessary, appropriate or desirable in order to make effective or implement the intent and purposes of the foregoing resolutions, including, without limitation, executing all such documents and instruments any such Authorized Officer deems necessary or appropriate in furtherance thereof; and it is further

RESOLVED, that the Authorized Officers be, and each of them individually hereby is, authorized, empowered and directed in the name and on behalf of the Company to pay of all fees and expenses, the preparation and filing of all instruments and documents required to comply with applicable laws and regulations or any applicable stock exchange requirements or rules, and the execution, attestation, delivery, recordation and/or filing of all other agreements, documents and instruments in furtherance thereof as such persons or any of them deem appropriate and to permit the transactions contemplated by the foregoing resolutions to be lawfully consummated, and any such agreements, instruments and documents so executed, attested, delivered, recorded or filed or acts or things done or caused to be done by any such person will be conclusive evidence of his or her authority in so executing or doing; and it is further

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and empowered to certify to and deliver a copy of any one or more of the foregoing resolutions to such persons, firms, corporations or other entities as such officer acting in the matter may deem necessary or advisable; and it is further

RESOLVED, that all acts heretofore taken by any Authorized Officer, and by any employee or agent of the Company who has been authorized by any of the Authorized Officers to act on their behalf, that would have been authorized by the foregoing resolutions but for the fact that such actions were taken prior to the date hereof be, and are hereby, authorized, approved, ratified and confirmed in all respects as the actions of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the date first written above. This Unanimous Written Consent may be executed in any number of counterparts (including via facsimile and electronic image scan (pdf)), and each such counterpart shall be an original and all shall together constitute but one and the same Unanimous Written Consent.

Signed by:
Denis Phares
957AA00F247C4A9...
Denis Phares

DocuSigned by:
Luisa Ingargiola
09D29A00E2E04DD...
Luisa Ingargiola

Signed by:
Brian Nelson
9287787679F445D...
Brian Nelson

Signed by:
64A9D0D0ADF344B...
Perry Boyle